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                                                                    EXHIBIT 10.3

                               DEED OF COVENANT

This Deed of Covenant is made the 7th day of March 2001

BETWEEN:

(1) Buy.com Inc a Delaware corporation whose registered office is at 85 Enterprise, Aliso Viejo, California 92656, U.S.A.,(the "Covenantor");

(2) buy.com Limited a company registered in England and Wales under number 3709785 whose registered office is at 14 Flood Walk, London, SW3 5RG (the "Company");

(3) JLP Victoria Limited a company registered in England and Wales under number 3996267 whose registered office is at 171 Victoria Street, London, SW1E
     5NN (the "Purchaser").

WHEREAS:

Pursuant to the provisions of an Agreement date today between the Covenantor and the Purchaser, (the "Sale Agreement") the Purchaser has agreed to acquire the entire issued share capital of the Company and the Covenantor has agreed to enter into this Deed.

OPERATIVE TERMS:

1.   INTERPRETATION

1.1 In this Deed unless the context or subject matter otherwise requires, expressions defined in the Sale Agreement shall have the same meanings and in addition the following expressions shall have the following meanings:

     "Marks" means the Buy.com Marks as defined in the Licence;

     "Restricted Activity" means the use in any form or way whatsoever of the Technology and Marks;

     "Restricted Area" means the United Kingdom and Republic of Ireland;

     "Restricted Period" means, subject to clause 2.2, a period of four years from the Completion Date; and

     "Technology" means the Licensed Technology;
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1.2  The provisions of clauses 1.2 to 1.4 (inclusive) of the Sale Agreement shall apply in this Deed (with the necessary modifications) as if repeated in this Deed and set out in full herein.

2.   COVENANTS

2.1 Subject to clause 2.2 and 2.5, the Covenantor hereby undertakes to each of the Purchaser and the Company that it will not either alone or jointly with others, whether as principal, agent, manager, shareholder, independent contractor or in any other capacity, directly or indirectly through any other person, for his own benefit or that of others:

     (a) at any time during the Restricted Period engage in or carry on or be concerned or interested in any Restricted Activity within the Restricted Area in competition with the Company (other than as a holder for investment of no more than 10 per cent of any class of shares or securities dealt in on a recognised stock exchange); or

     (b) at any time during the Restricted Period knowingly canvass or solicit orders for the supply of any goods or services the same or substantially similar to or otherwise competing with those supplied in the normal course of the Restricted Activity from any person who has been a customer of the Company during the 12 months preceding the Completion Date, or induce or seek to induce any such person to cease being a customer of the Company; or

     (c) at any time during the Restricted Period do anything knowingly to assist any Competitor in any material way in carrying on or developing any Restricted Activity in the Restricted Area; or

     (d) within 6 months after Completion solicit or entice away or knowingly encourage any employee (an "Employee") of the Company and/or the Purchaser to leave the employment of the Company and/or the Purchaser (as the case may be), whether or not such Employee would by reason of so leaving commit a breach of his contract of employment; or

     (e) at any time after Completion make use of or disclose to any third party any confidential information relating to the Purchaser or the Company or to its or their businesses or affairs or any trade secrets which is not in the
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          public domain, except if and to the extent that such disclosure is required by law, but then only to the extent so required; or

     (f) at any time after Completion represent itself or permit itself to be held out as being in any way connected with or interested in the business of the Company (other than the ongoing relationship pursuant to the Licence Agreement and a service agreement between the parties hereto of even date herewith);

     PROVIDED that none of the foregoing restrictions shall prohibit the Covenantor entering into co-development arrangements with third parties to co-develop various generic sub-component parts to an e-commerce technology solution if such generic sub-component parts are not used in such a way that they can be aggregated together.

2.2 In the event that the Covenantor is subject to a Change of Control before the expiry of a period of 4 years from the Completion Date:

     (a) by a Competitor the definition of "Restricted Period" shall mean (i) a period of 2 years from the Completion Date or (ii) the period from the Completion Date until the date of Change of Control, whichever is longer; or

     (b) by any person other than a Competitor the definition of "Restricted Period" shall mean (i) a period of 12 months from the Completion Date or (ii) the period from the Completion Date until the date of Change of Control, whichever is longer.

2.3 The Purchaser and the Company hereby undertake to the Seller that they will not within 6 months after Completion either alone or jointly with others, whether as principal, agent, manager, shareholder, independent contractor or in any other capacity, directly or indirectly through any other person, for their own benefit or that of others solicit or entice away or knowingly encourage an Employee of the Seller to leave the employment or the Seller, whether or not such Employee would by reason or so leaving commit a breach of his contract of employment;

2.4 Each of the covenants contained in clause 0 is entirely separate and severable and enforceable accordingly. Each of such covenants is considered fair and reasonable in all the circumstances by the parties but in the event that any such restriction shall be found to be void or ineffective but would be valid and effective
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     if some part thereof were deleted or the duration or area of application reduced such restriction shall apply with such modification as may be necessary to make it valid and effective.

2.5 The Parties hereto acknowledge that it is not possible to limit all Internet based inquiries and promotion from or to a geographical territory. Accordingly, the Covenantor's incidental promotion of its business through the Internet and/or incidental conduct of its respective business with third parties located inside the Restricted Area will not constitute a breach of any of this Deed. Incidental conduct shall include, but not be limited to general purpose advertising that the Covenantor targets to person's located outside the Restricted Area, but that reaches a de minimus percentage of persons located inside the Restricted Area. The parties intend that, notwithstanding any variance in the application of laws between different territories, the foregoing will be construed to allow incidental promotion and business conduct within the Restricted Area to the same or an equivalent extent as the Covenantor is permitted to engage in the promotion and conduct of its business outside of the Restricted Area.

3.   GENERAL PROVISIONS

     The following provisions of the Sale Agreement shall apply to this Deed as if the same had been set out herein in full save that references therein to the Seller, its address and the Agreement respectively shall be construed as references to the Covenantor, its address specified in this Deed and this Deed:

     (a)      clause 11                 Continuing Obligations and Assignment

     (b)      clause 13                 Notices

     (c)      clause 15.3               Variation

     (d)      clause 16.1 and 16.2      Waiver

     (e)      clause 17                 Governing law.

4.   CLAIMS UNDER COVENANT

     If any allegation, claim, dispute or matter of difference arises in respect of this Deed ("Covenant Claim") and the Purchaser (or any Affiliate of the Purchaser) and/or the Company has commenced proceedings to enforce or in respect of a
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     breach or alleged breach of the Licence arising from the same facts or circumstances which give rise to the Covenant Claim then the Purchaser hereby agrees that it and its Affiliates, and the Company hereby agrees that it and its Affiliates, are prohibited from bringing proceedings to enforce or in respect of a breach of this Deed in relation to such Covenant Claim and may only seek and obtain relief through enforcement of the Licence.

     The parties hereto acknowledge that the Covenantor, the Company and John Lewis plc ("JLP") have entered into a similar agreement under the Licence pursuant to which if any allegation, claim, dispute or matter of difference arises in respect of the Licence ("Licence Claim") and the Covenantor, the Company or JLP and/or any Affiliate thereof has commenced proceedings to enforce or in respect of a Covenant Claim arising from the same facts and circumstances which give rise to the Licence Claim then the Covenantor, the Company and JLP and/or any Affiliate thereof have agreed that they shall be prohibited from bringing any proceedings to enforce or in respect of a breach of the Licence in relation to such Licence Claim and may only seek and obtain relief through enforcement of this Deed.

5.   TERMINATION OF LICENCE

     If the Licence is terminated in accordance with its terms, the provisions of this Deed shall cease to have effect.
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In witness whereof this Deed has been entered into the day and year first before written.

Executed as a deed for   )
and on behalf            )
of Buy.Com Inc           )
in the presence of:      )



Executed as a deed for   )
and on behalf            )
of JLP Victoria Limited  )
in the presence of:      )


Executed as a deed for   )
and on behalf            )
of Buy.Com Limited       )
in the presence of:      )